Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Heritage Financial Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Brian L. Vance, President and Chief Executive Officer and Donald J. Hinson, Senior Vice President and Chief Financial Officer of the Company, certify in our capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

October 29, 2009

/s/ Brian L. Vance
Brian L. Vance
President and Chief Executive Officer Principal Executive Officer

/s/ Donald J. Hinson
Donald J. Hinson
Senior Vice President and Chief Financial Officer Principal Financial Officer